EXHIBIT 4.2
CADENCE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
February 21, 2006

CADENCE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
          This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of February 21, 2006, by and among Cadence Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the entities and persons listed on Schedule A hereto (collectively, the “Investors”).
          This Agreement supersedes and replaces that certain Amended and Restated Investor Rights Agreement, dated September 30, 2005 (the “Prior Agreement”), entered into by and among the Company and the other parties thereto, contingent upon and effective as of the Closing (as defined in the Purchase Agreement).
Recitals
     A. Certain of the Investors purchased shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), and Series A-2 Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), and are purchasing shares of the Company’s Series A-3 Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”) pursuant to that certain Series A-3 Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).
     B. Certain of the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.
     C. The Prior Agreement provides that any amendment or waiver thereof shall be effective with the written consent of the Company and by Persons holding at a majority of the Convertible Securities (as such terms are defined in the Prior Agreement).
     D. The undersigned parties constitute Persons holding at least a majority of the Convertible Securities, and, therefore, are entitled to bind all holders of Convertible Securities (as such terms are defined in the Prior Agreement).
     The Parties Agree as Follows:
SECTION 1. CERTAIN DEFINITIONS.
          As used in this Agreement, the following terms shall have the following respective meanings:
          (a) “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
          (b) “Board” shall mean the Board of Directors of the Company.
          (c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          (d) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.
          (e) “Convertible Securities” shall mean the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and, only to the extent circumstances arise which require their creation, Series A-4 Preferred Stock and Series A-5 Preferred Stock.
          (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          (g) “Form S-3” shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.
          (h) “Holder” shall mean any Person entering into this Agreement and any holder of outstanding Registrable Securities or an assignee or transferee of Registration rights as permitted by Section 3.8.
          (i) “Initiating Holders” shall mean Holders who in the aggregate hold at least twenty percent (20%) of the Registrable Securities.
          (j) “Material Adverse Event” shall mean an occurrence having a consequence that either (i) is materially adverse as to the business, properties, prospects or financial condition of the Company and its subsidiary, taken as a whole, or (ii) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would reasonably be expected to materially adversely affect the business, properties, prospects or financial condition of the Company and its subsidiary, taken as a whole.
          (k) “Person” shall mean an individual, a corporation, a partnership, a trust or unincorporated organization or any other entity or organization.
          (l) “Preferred Directors” shall mean the members of the Board elected by the holders of the Convertible Securities voting together as a class and to the exclusion of all other classes of capital stock of the Company.
          (m) “Qualified Public Offering” shall mean a firmly underwritten public offering of the Company’s Common Stock Registered under the Securities Act and involving gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000) (prior to deduction for underwriters’ discounts and other expenses relating to such public offering, including, without limitation, fees of the Company’s counsel) and the price to the public is at least Three Dollars ($3.00) per share (equitably adjusted for all stock splits, sub-divisions, stock dividends, combinations and the like with respect to such shares).
          (n) The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.
          (o) “Registrable Securities” shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors, (ii) all shares of Common Stock owned by the Investors, (iii) for the purposes of Section 3.2, the shares of Common Stock owned by Theodore R. Schroeder and David A. Socks, (iv) the 192,500 shares of Common Stock issuable upon conversion of the Convertible Securities issuable upon exercise of that certain Warrant to Purchase Stock dated February 17, 2006 by and between the Corporation and Silicon Valley Bank, (v) the 192,500 shares of Common Stock issuable upon conversion of the Convertible Securities issuable upon exercise of that certain Warrant to Purchase Stock dated February 17, 2006 by and between the Corporation and Oxford Finance Corporation, and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in clauses (i) through (v) of this definition.
          (p) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1 or 3.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements of not more than one (1) special counsel for the Holders (if different from the Company) not to exceed twenty-five thousand dollars ($25,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.
          (q) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          (r) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.
          (s) “Series A-1 Preferred Stock” shall mean the Company’s Series A-1 Preferred Stock, par value $0.0001 per share.
          (t) “Series A-2 Preferred Stock” shall mean the Company’s Series A-2 Preferred Stock, par value $0.0001 per share.
          (u) “Series A-3 Preferred Stock” shall mean the Company’s Series A-3 Preferred Stock, par value $0.0001 per share.
          (v) “Series A-4 Preferred Stock” shall mean the Company’s Series A-4 Preferred Stock, par value $0.0001 per share, if the circumstances arise which require the creation of such series.
          (w) “Series A-5 Preferred Stock” shall mean the Company’s Series A-5 Preferred Stock, par value $0.0001 per share, if the circumstances arise which require the creation of such series.
          (x) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction, or (iii) a registration related to stock issued upon conversion of debt securities.
SECTION 2. COVENANTS OF THE COMPANY
     2.1 Financial Statements and Reports to Stockholders; Budget. (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company shall deliver to each Investor an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders’ equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be accompanied by the opinion of independent public accountants of recognized standing selected by the Company.
          (b) So long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Hundred Fifty Thousand (150,000) shares of Registrable Securities (subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions with respect to such shares), the Company shall deliver to such Investor:
                    (i) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such month and unaudited consolidated statements of income and cash flow for such month; and
                    (ii) within sixty (60) days prior to the end of each fiscal year, an operating budget and plan respecting the Company’s next fiscal year in substantially the same form as that which will be subject to the approval of the Board.
     2.2 Qualified Small Business. The Company covenants that so long as any Convertible Securities, or the Common Stock into which such shares are converted, are held by a Holder in whose hands such shares of Common Stock are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Convertible Securities, or the Common Stock into which such shares are converted, to qualify as Qualified Small Business Stock. The Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company’s good-faith judgment after a reasonable investigation, such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or would constitute “qualified small business stock,” if determination of whether stock constitutes “qualified small business stock” were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 2.2 shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.
     2.3 Board Meeting; Compensation of Directors. The Company hereby covenants that so long as the holders of the Convertible Securities are entitled to appoint any members of the Board pursuant to the Company’s Restated Certificate of Incorporation, as amended, the Board shall not meet less frequently than quarterly. All non-employee directors will be compensated by the Company identically; provided however, that additional compensation may be provided to the Chairman of the Board or the Chairman of any Committee of the Board; provided, that such compensation is approved by the Board, including the approval of at least one (1) of the Preferred Directors. All out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company. The Company shall also agree to indemnify each of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law and enter into customary indemnification agreements with each of its officers and directors evidencing such indemnification obligation.

     2.4 Employee Stock. With respect to any shares issued or options or rights granted to employees, consultants and directors after the date hereof, unless otherwise approved by the Board, the Company shall cause each employee, consultant, and director of the Company to enter into an agreement providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of commencement of services in the case of stock or option grants for new hires, or the date of issuance or grant in the case of subsequent stock or option grants, at which time 1/4th of the shares or options or rights shall be vested and 1/48th of such shares, options or rights shall be vested monthly thereafter. Any options providing for early exercise and any grant of restricted stock shall provide for a repurchase option so that upon termination of the employment or consulting relationship of the stockholder, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such stockholder.
     2.5 Board Observer Rights. For so long as an Investor or subsequent holder of Convertible Securities holds or is deemed to hold at least One Million Five Hundred Thousand (1,500,000) shares of Registrable Securities (subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions with respect to such shares), the Company shall allow one representative designated by such Investor (the “Observer”) to attend meetings of the Board in a non-voting capacity; provided, however, that no Investor or subsequent holder of Convertible Securities shall be entitled to designate an Observer if such holder or an Affiliate of such holder is entitled to nominate a director to the Board pursuant to the Company’s Amended and Restated Voting Agreement, dated as of the date hereof. The Company shall provide the Observer with copies of all materials that are provided by the Company to its directors; provided, however, that a majority of the members of the Board shall be entitled to recuse the Observer from portions of any Board meeting and to redact portions of any Board or Board committee materials delivered to the Observer where and to the extent that such majority determines, in good faith that (i) such recusal is reasonably necessary, in the opinion of counsel to the Company, to preserve attorney-client privilege with respect to a material matter, (ii) there exists, with respect to any deliberation or Board materials, an actual or potential conflict of interest between the Investor who has appointed such Observer and the Company or (iii) the presence of the Observer would otherwise be materially injurious to the Company in such circumstances; provided, further, that such Investor’s right to appoint an Observer to the Board shall automatically expire upon the effectiveness of the registration statement for the Company’s Qualified Public Offering. Any Observer will be subject to the confidentiality provisions set forth in Section 2.6. The Observer shall receive no compensation from the Company for service as an Observer and shall not be reimbursed for any expenses incurred by the Observer in connection with attendance of any meeting of the Board.
     2.6 Confidentiality. Each Investor agrees and will cause any representative of the Investor, including any Observer, to hold in confidence and trust and not use or disclose any information provided to or learned by it in connection with its rights under this Section 2, except that such Investor may disclose such information to any general partner, limited partner, member, subsidiary or parent (and their respective representatives) of such Investor for the purpose of evaluating its investment in the Company as long as (a) such general partner, limited partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.6 and (b) such Investor uses its commercially reasonable best efforts to ensure that such general partner, limited partner, member, subsidiary or parent holds such information in confidence and trust and will not use or disclose any information provided to or learned by it except as required by law. Notwithstanding the foregoing, however, the obligation of each Investor to hold information confidential as provided herein or any other document or agreement relating thereto shall not prohibit such Investor from disclosing such information: (i) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such persons agree to hold such information confidential as provided herein; (ii) to any prospective purchaser of any shares of the

Company owned by such Investor as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions as provided herein; (iii) to such Investor’s investment advisor or any investment companies managed by such Investor’s investment advisor, provided that such persons agree to hold such information confidential as provided herein; or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning such Investor or the Company. Furthermore, nothing in this Section 2.6 shall restrict any Investor’s ability to disclose the existence or nature of its relationship with the Company, the nature or amount of its investment in securities of the Company or to provide its affiliates with quarterly, annual or other reports and such other information about the Company prepared by such Investor in the ordinary course of its business, provided that said Investor takes commercially reasonable measures to ensure that any such affiliates protect the confidential nature of such confidential information.
     2.7 Termination of Covenants. The covenants of the Company set forth in this Section 2 shall be terminated and be of no further force or effect upon the earlier of (a) the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering and (b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 2.7 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.
SECTION 3. REGISTRATION RIGHTS
     3.1 Demand Registration.
          3.1.1. Request for Registration on Form other than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders, at any time after, six (6) months from the effective date of the first registration statement for a public offering of securities of the Company (other than a Special Registration Statement), a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of all or a part of the then outstanding Registrable Securities, the reasonably anticipated aggregate offering price to the public of which would exceed Five Million Dollars ($5,000,000), net of Selling Expenses, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1.1:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;
                    (ii) after the Company has effected two (2) such Registrations pursuant to this Section 3.1.1 and such Registrations have been declared effective;
                    (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date one hundred eighty (180)

days following the effective date of the registration statement pertaining to any public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;
                    (iv) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within one hundred twenty (120) days; or
                    (v) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.3 below.
          3.1.2. Right of Deferral of Registration on Form other Than Form S-3. If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.1, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than one hundred twenty (120) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.
          3.1.3. Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives from Holders of twenty percent (20%) or more of the then outstanding Registrable Securities, a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to Register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities which such Holders in their good faith discretion determine would have an anticipated offering price of at least One Million Dollars ($1,000,000), the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after written notice from the Company of the proposed Registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect Registration under this Section 3.1.3, but the Company shall not be required to effect more than two (2) such Registrations in any twelve (12)-month period. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration pursuant to this Section 3.1.3:
                    (i) if Form S-3 is not available for such offering by the Holders;
                    (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000) before deduction of Selling Expenses;
                    (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 3.1.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

                    (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1.3, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Holders requesting such Registration; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; or
                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          3.1.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 3 may, subject to the provisions of Section 3.1.5, include securities of the Company other than Registrable Securities.
          3.1.5. Underwriting in Demand Registration.
                         a. Notice of Underwriting.
                         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company, as a part of their request made pursuant to Section 3.1.1, and the Company shall include such information in the written notice referred to in Section 3.1.1 or 3.1.3. The right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.
                         b. Inclusion of other Holders in Demand Registration.
                         If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities issued by the Company other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3.1.
                         c. Selection of Underwriter in Demand Registration.
                         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.
                         d. Marketing Limitation in Demand Registration.
                         In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the securities other than Registrable Securities and (ii) next the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.1.5(d) shall be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
                         e. Right of Withdrawal in Demand Registration.
                         If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) business days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.
          3.1.6. Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 3.1, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.
     3.2 Piggyback Registration.
          3.2.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders or other securities under the Securities Act in connection with the public offering of such securities (other than a Special Registration Statement), the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company.
          3.2.2. Underwriting in Piggyback Registration.
                         a. Notice of Underwriting in Piggyback Registration.
                         If the Registration of which the Company gives notice pursuant to Section 3.2.1 is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2.1. In such event the right of any

Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.2.
                         b. Marketing Limitation in Piggyback Registration.
                         In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 3.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 3.2.2(c)) may:
                         i. in the case of the first registered offering of the Company’s securities, exclude some or all Registrable Securities from such Registration and underwriting; and
                         ii. in the case of any subsequent registered public offering of the Company’s securities, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).
                         c. Allocation of Shares in Piggyback Registration.
                         In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2(b), the number of shares to be included in such Registration shall be allocated (subject to Section 3.2.2(b)) in the following manner: The number of shares, if any, that may be included in the Registration and underwriting by selling stockholders shall first be allocated among all the requesting Holders pro rata according to the respective amounts of Registrable Securities entitled to be included in such offering by such requesting Holders and then among all other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2(c) shall be included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriter’s Representative may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
                         d. Withdrawal in Piggyback Registration.
                         If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.
          3.2.3. Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 3.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.
     3.3 Expenses of Registration. All Registration Expenses incurred in connection with two (2) Registrations pursuant to Section 3.1.1, all Registrations pursuant to Section 3.1.3 (Form S-3) and all Registrations pursuant to Section 3.2 shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand Registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, (a) the Holders have learned of a Material Adverse Event either (i) not known to the Holders at the time of their request or (ii) not made known to the Holders within fifteen (15) days after their request and (b) the Holders have withdrawn the request with reasonable promptness following the discovery of such Material Adverse Event, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1. All Selling Expenses shall be borne by the respective holders of the securities Registered pro rata on the basis of the number of shares registered.
     3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will:
          (a) Keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (i) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request. With respect to clause (i) of the preceding sentence, the Company may at any time upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”) delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement (or any prospectus relating thereto) during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities proposed to be sold by the Holders in the applicable Registration, which consent shall not be unreasonably withheld. If so directed by the Company, the Holders shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period of up to one hundred twenty (120) days;
          (c) Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request;
          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by law;
          (e) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;
          (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and
          (h) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).
     3.5 Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.
     3.6 Indemnification.
          3.6.1. Company’s Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 3.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.
          3.6.2. Holder’s Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers that has signed the registration statement, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act or state or federal law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that each Holder’s liability under this Section 3.6.2 shall be several, and not joint with other Holders, and shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration, except in the case of willful fraud by such holder.
          3.6.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the indemnifying party and the indemnified party in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 3.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 3.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 3.6.
          3.6.4. Contribution. If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          3.6.5. Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          3.6.6. Survival. The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise. No indemnifying party, in defense of any claim of litigation set forth under this

Section 3.6, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     3.7 Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any other agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights, except that, with the consent of the Holders of sixty-seven percent (67%) of the Convertible Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.
     3.8 Transfer of Rights. The right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2 may be assigned by any Holder to a transferee or assignee of any Convertible Securities not sold to the public acquiring at least One Hundred Fifty Thousand (150,000) shares of such Holder’s Convertible Securities (equitably adjusted for all stock splits, subdivisions, stock dividends, combinations and the like with respect to such shares); provided, however, that the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (a) any Holder which is a partnership may transfer such Holder’s rights to such Holder’s constituent partners, limited partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire Convertible Securities or Registrable Securities by gift, will or intestate succession), (b) any Holder which is a limited liability company may transfer such Holder’s rights to such Holder’s constituent members or retired members (including spouses, ancestors, lineal descendants and siblings of such members or spouses who acquire Convertible Securities or Registrable Securities by gift, will or intestate succession), (c) any Holder which is a natural person may transfer such Holder’s rights to any immediate family member, niece or nephew or to any trust created for the benefit of such Holder or his or her immediate family members, nieces or nephews, (d) any Holder may transfer such Holder’s rights to an Affiliate, subject in each case to such transferee’s agreeing to be bound by the rights and restrictions of this Agreement, and (e) any Holder may transfer such Holder’s rights to any other Holder who has the right to cause the Company to Register securities granted by the Company to the Investors under Sections 3.1 and 3.2. The rights under Sections 4 and 5 may be assigned by an Investor only as provided in such Sections.
     3.9 Market Stand-off. If requested in writing by the underwriters for the initial public offering of the Company’s Common Stock, each holder of Registrable Securities who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Securities or any other securities of the Company (other than shares of Registrable Securities or other securities of the Company being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180 days) following the effective date of the registration statement relating to such offering; provided, however that all executive officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this section. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company, or the Company’s underwriters, which are consistent with the foregoing, or which are reasonably necessary to give further effect thereto. In order to enforce the covenants of this Section 3.9, the Company shall have the right to place restrictive legends on the certificates representing the securities of each Holder and may impose stop-transfer instructions with respect to such securities.

     3.10 No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Convertible Securities. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a “no-action” letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, the inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 3.10 does not apply. The Registration rights of the Holders of Convertible Securities set forth in this Agreement are conditioned upon the conversion of the Convertible Securities with respect to which Registration is sought into Common Stock prior to the effective date of the Registration Statement.
     3.11 Rule 144 Requirements. Immediately after the date on which a Registration Statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the Holders of Registrable Securities, such information as is necessary to enable the holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act. The Company shall furnish to any holder of Registrable Securities, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.
     3.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public; file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (b) furnish to any Investor, so long as such Investor owns any Registrable Securities or Convertible Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such plan.
     3.13 Termination of Company Agreements. The Registration rights set forth in Sections 3.1 and 3.2 shall terminate seven (7) years after the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering or, as to any Holder, at any time following the effective date of the Company’s first Qualified Public Offering, when such Holder is entitled to sell all of such Investor’s Registrable Securities pursuant to Rule 144 (including Rule 144(k)) of the Commission under the Securities Act.
SECTION 4. RIGHT OF FIRST OFFER
     4.1 Right of First Offer. Subject to Section 4.4 hereof, the Company hereby grants to each Investor the right of first refusal (the “Right of First Offer”) to purchase such Investor’s pro rata share of New Securities (as defined in Section 4.2) which the Company may from time to time propose to sell and issue. For purposes of the Right of First Offer an Investor’s pro rata share (the “Pro Rata Share”) shall be determined as follows: an Investor’s Pro Rata Share shall be equal to that number or amount of New Securities to be sold multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Investor (including shares of Common Stock issuable upon the full exercise and conversion of all convertible or exercisable securities owned by such Investor) and the denominator of which shall be the total number of shares of the Company’s Common Stock deemed to be outstanding assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants. Notwithstanding the foregoing, any Investor that elects to purchase all of its respective Pro Rata Share (a “Fully-Exercising Investor”) may, at the time it accepts the Company’s offer, subscribe to purchase any or all of the securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All such Oversubscription Securities shall be allocated among each Fully-Exercising Investor subscribing to purchase them in a proportion equal to that number of shares of Common Stock owned by such Fully-Participating Investor (including shares of Common Stock issuable upon the full exercise and conversion of all convertible or exercisable securities owned by such Fully-Participating Investor) bears to the total number of shares of Common Stock (including shares of Common Stock issuable upon the full exercise and conversion of all convertible or exercisable securities) held by all Fully-Exercising Investors who elected to purchase some of the Oversubscribed Securities. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. The Right of First Offer shall be subject to the provisions of this Section 4.
     4.2 Definition of New Securities. “New Securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase such shares of Common Stock or Preferred Stock, and all other securities having equity features, such as convertible notes or notes issued in conjunction with options or warrants; provided that “New Securities” shall not include:
          (a) Securities issued pursuant to the Purchase Agreement;
          (b) securities issued upon the conversion of any shares of the Convertible Securities;
          (c) securities issued to the Company’s employees, officers, directors, advisors, outside consultants or contractors pursuant to a plan, agreement or arrangement duly approved by the Board;
          (d) securities issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof;
          (e) securities issued in connection with obtaining equipment lease financing, credit agreements, debt financing and other similar transactions, whether issued to a lessor, guarantor or other Person, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board, and provided, further, that such issuance shall not be primarily for general capital raising purposes;

          (f) securities issued to effect any stock split, stock dividend or recapitalization or like transactions of the Company;
          (g) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Company, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board;
          (h) securities issued in connection with a research and development partnership, corporate partnering transaction, licensing or collaborative arrangements, strategic alliance, technology acquisition or transfer, or similar transaction, provided that such issuance is pursuant to an agreement or arrangement duly approved by the Board; and
          (i) securities issued pursuant to a Qualified Public Offering.
     4.3 Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (the “Notice”) of its intention, describing the type of New Securities, the price, and the principal terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the delivery of the Notice to agree to purchase up to such Investor’s Pro Rata Share plus, in the event of a Fully-Participating Investor, any Oversubscription Securities, for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities and Oversubscription Securities to be purchased.
     4.4 Failure to Exercise Right. Unless (i) Investors holding at least 60% of the then outstanding shares of Series A-3 Preferred Stock deem otherwise (by vote or by action by written consent) or (ii) the Company requests in writing a lesser investment commitment of such holders, at any time or from time to time following the date of the issuance of shares of Series A-3 Preferred Stock in the Closing (as defined in the Purchase Agreement), if (A) any Investor holding an aggregate of at least One Million Seven Hundred Thousand (1,700,000) shares of Series A-3 Preferred Stock (as adjusted for all stock splits, stock dividends, consolidations, recapitalizations and reorganizations with respect to such shares) (a “Significant Holder”) is entitled to exercise the Right of First Offer provided in this Section 4, (B) the Company has complied with its obligations under this Section 4 with respect to the Right of First Offer, and (C) such Significant Holder does not by exercise of such Significant Holder’s Right of First Offer to acquire at least its Minimum Share (as defined below) of New Securities (a “Non-Participating Holder”), then, effective immediately prior to the issuance of such New Securities each Non-Participating Holder shall lose its Right of First Offer for all subsequent issuances of New Securities which would otherwise trigger the Right of First Offer pursuant to this Section 4. Each Significant Holder’s “Minimum Share” of the New Securities shall be a number of shares equal to (X) the product of (i) 0.5 multiplied by (ii) (A) sixty percent (60%) of the aggregate original purchase price paid by such Significant Holder for the shares of Series A-3 Preferred Stock held by such Significant Holder, divided by (Y) the per share price of the New Securities, rounded down to a whole number. Notwithstanding anything contained in this Agreement to the contrary, this Section 4.4 may not be amended or modified in a manner that adversely affects the rights or otherwise increases the obligations of a Significant Holder to purchase New Securities without the written consent of such Significant Holder.
     4.5 Company Right to Offer New Securities. In the event an Investor does not elect to purchase all of such Investor’s Pro Rata Share of the New Securities pursuant to Section 4.1 and such New Securities are not purchased by other Fully-Participating Investors, the Company shall have ninety (90) days after the last date on which any Investor’s right to purchase lapsed to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which such

Investor’s option was not exercised, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not sold the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided in this Section 4.
     4.6 Rights of Affiliated Investors. For the purposes of this Section 4, Investors who are Affiliates of one or more other Investors shall, at the election of an Investor and one or more such Affiliates, be treated as a group (an “Investor Group”). Members of an Investor Group shall have the right to reallocate the rights granted by this Section 4 among themselves as they determine.
     4.7 Assignment. The Right of First Offer set forth in this Section 4 may not be assigned or transferred, except that each Investor shall have the right to assign its right to purchase securities under this Section 4 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investor, prior to and as a condition precedent to such transfer, to be bound by all the provisions of Sections 3.9, 4, 5 and 6 of this Agreement.
     4.8 Termination. The Right of First Offer granted under this Section 4 shall not apply to, and shall terminate on and be of no further force or effect upon the earlier of (a) the effective date of the Company’s Registration Statement filed in connection with the Company’s first Qualified Public Offering and (b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 4.8 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.
SECTION 5. TRANSFERS OF SECURITIES BY INVESTORS.
     5.1 Notices. If any Investor (the “Transferor”) proposes to sell, assign, hypothecate or otherwise transfer (a “Transfer”) any securities of the Company owned by such Investor from and after the date of this Agreement, other than pursuant to the provisions of Section 5.6 of this Agreement, the Transferor shall first give each of the other Investors the right to purchase such securities by delivering to them a written offer which shall state the price and other terms and conditions of the proposed Transfer. If the Transferor proposes to Transfer the securities for consideration other than solely cash and/or promissory notes, the offer to the Investors shall, to the extent of such consideration, permit each Investor to pay in lieu thereof, cash equal to the fair market value of such consideration, and the offer shall state the estimate of such fair market value as determined by the Board. The Transferor shall fix the period of the offer which shall be a minimum of thirty (30) days or such longer period as is necessary to determine the fair market value of the consideration referred to in the preceding sentence.
     5.2 Acceptance of Offer. An Investor may accept an offer (“Purchasing Investor”) only by giving written notice to the Transferor before the offer expires that such Purchasing Investor has accepted the offer to purchase some or all of the securities offered (the “Accepted Securities”); provided, however, that the maximum number or amount of securities a Purchasing Investor shall be entitled to purchase shall be equal to that number or amount of securities to be transferred multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Purchasing Investor (including shares of Common Stock issuable upon the full exercise and conversion of all convertible or exercisable securities owned by such Investor) and the denominator of which shall be the aggregate number of shares of Common Stock held by all Investors (including shares of Common Stock issuable upon the full exercise and conversion of all convertible or exercisable securities owned by all Investors), excluding the Transferor’s shares of Common Stock. Notwithstanding the foregoing, any Purchasing Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered which may be available as a result of the rejection, or partial rejection, of the offer by other Investors, which securities shall be allocated on a pro rata basis among those Purchasing Investors subscribing to purchase them.
     5.3 Allocation of Securities and Payment. Promptly following the expiration of an offer, the Transferor shall allocate the securities subscribed for among the Purchasing Investors accepting or partially accepting the offer, pro rata, based upon their respective holdings as aforesaid, and shall by written notice (the “Acceptance Notice”) advise all Purchasing Investors of the number or amount of securities allocated to each of the Purchasing Investors. Within ten (10) days following receipt of the Acceptance Notice, each of the Purchasing Investors shall deliver to the Transferor payment in full for the Accepted Shares purchased by it against delivery by the Transferor to each Purchasing Investor of a certificate or certificates evidencing the Accepted Securities purchased by it.
     5.4 Failure to Exercise. To the extent an offer pursuant to Section 5.1 is not accepted by the other Investors, the Transferor may, for a period of ninety (90) days thereafter, transfer the unaccepted securities, or any of them, at or above the price, and upon the other terms and conditions specified in such offer, to any Person or Persons; provided that such Person or Persons agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.
     5.5 Assignment. The right of first refusal set forth in this Section 5 may not be assigned or transferred, except that each Investor shall have the right to assign its rights to purchase such securities under this Section 5 to any Affiliate of such Investor; provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such assignment, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.
     5.6 Permitted Transfers.
          (a) Notwithstanding anything to the contrary contained herein, any Investor which is a partnership or limited liability company may transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates or successor funds or to a partner, limited partner, member or retired partner of such partnership or retired member of such limited liability company or to the estate of any such partner or transfer by will or intestate succession to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.
          (b) Notwithstanding anything to the contrary contained herein, any Investor which is a corporation may Transfer, without first offering any securities of the Company to any other Investor, all or any of its securities to any of its Affiliates, provided such Affiliate agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.
          (c) Notwithstanding anything to the contrary contained herein, any Investor who is an individual may Transfer, without first offering any securities of the Company to any other Investor, all or any of his or her securities to his or her spouse or their spouse’s siblings, lineal descendants or ancestors, nieces or nephews, or any entity that is an Affiliate of such Investor; provided such transferee agrees in writing with the Company and the Investors, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of Sections 3.9, 5 and 6 of this Agreement.
     5.7 Termination. The right of first refusal granted under this Section 5 shall expire upon the effective date of the Company’s registration statement filed in connection with the Company’s first Qualified Public Offering and shall not be applicable to any shares sold pursuant thereto.
SECTION 6. MISCELLANEOUS.
     6.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company, the Investors and the Holders concerning Registration rights and the other matters set forth herein is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.
     6.2 Aggregation of Stock. All Convertible Securities and Registrable Securities held or acquired by affiliated entities or persons shall be aggregate together for the purpose of determining the availability of any rights under this Agreement.
     6.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.
     6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6.5 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.
     6.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by registered or certified mail (or airmail, if notice shall be sent outside the United States), postage prepaid, or two (2) days after delivery to a nationally known air courier company, addressed (a) if to the Company, to the Company’s address as set forth below the Company’s name on the signature page of this Agreement and (b) if to an Investor, to such Investor’s address as set forth on the signature page of this Agreement, or at such other address as the Company or such Investor may designate by ten (10) days, advance written notice to the other parties hereto. Any notice sent outside the United States shall also be telexed or telecopied.
     6.7 Amendment of Agreement; Waivers. Subject to Section 3.7 and Section 4.4, any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by Persons holding at least 60% of the Convertible Securities issued or issuable upon conversion of the Series A-3 Preferred Stock provided, however, if such amendment would adversely affect the rights of a specific Investor in a manner different from the other Investors, then such amendment shall require the consent of such Investor. Any amendment or waiver effected in accordance with Section 3.7 or this Section 6.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

     6.8 Effect of Amendment or Waiver. The Investors and their successors and assigns acknowledge that by the operation of Section 6.7 hereof Investors holding at least sixty percent (60%) of the Convertible Securities issued or issuable upon conversion of the Series A-3 Preferred Stock, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.
     6.9 Waiver of Right of First Offer. Upon execution of this Agreement by the Company and Persons holding at least a majority of the Convertible Securities under the Prior Agreement, all provisions of, rights granted and covenants made in the Prior Agreement (including, without limitation, the rights of first offer set forth in Section 4 of the Prior Agreement) are hereby waived, released and terminated in their entirety and shall have no further force and effect (including, without limitation, with respect to the Series A-3 Preferred Stock issued pursuant to the Purchase Agreement and the shares issued upon conversion thereof).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CADENCE PHARMACEUTICALS, INC.

By:	/s/ Theodore R. Schroeder

	Name:	Theodore R. Schroeder
	Title:	President and Chief Executive Officer

	Address:	12730 High Bluff Drive, Suite 410
San Diego, California 92130
Fax No.: (858) 436-1401
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

FRAZIER HEALTHCARE V, LP
By FHM V, LP, its general partner
By FHM V, LLC, its general partner

By	/s/ Patrick Heron

Patrick Heron, Authorized Representative

Address:	601 Union Steet, Suite 3200
Seattle, WA 98101
Phone No.: (206) 621-7200
Fax No.: (206) 621-1848
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

Versant Side Fund II, L.P.

By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood
Title:	Managing Director

Versant Venture Capital II, L.P.

By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood
Title:	Managing Director

Versant Affiliates Fund II-A, L.P.

By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood
Title:	Managing Director

Address:	3000 Sand Hill Road, Bldg 4, Suite 210
Menlo Park, CA 94025
Phone No.: (650) 233-7877
Fax No.: (650) 854-9513
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

TECHNOLOGY PARTNERS FUND VII, L.P.
By:	TP MANAGEMENT VII, L.L.C.

By:	/s/ Sheila Mutter

Managing Member

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.

By:	TP MANAGEMENT VII, L.L.C.

By:	/s/ Sheila Mutter

Managing Member

Address:	100 Shoreline Hwy, Suite 282, Building B
Mill Valley, CA 94941
Phone No.: (415) 332-9999
Fax No.: (415) 332-9998
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

ABBOTT INVESTMENT COMPANY, LLC

By:	/s/ James C. Gilstrap

Name:	James C. Gilstrap
Title:	President

Address:	5067 Shore Drive
Carlsbad, CA 92008
Fax No.: (858) 756-9518
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

DOMAIN PARTNERS VI, L.P.

By:	One Palmer Square Associates VI, L.L.C., its General Partner

	By:	/s/ Kathleen K. Schoemaker

Name: Kathleen K. Schoemaker
Title: Managing Member

Address:	Domain Associates, L.L.C.
One Palmer Square
Princeton, New Jersey 08542
Attn: Kathleen K. Schoemaker
Fax No.: (609) 683-9789
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

DP VI ASSOCIATES, L.P.

By:	One Palmer Square Associates VI, L.L.C., its General Partner

	By:	/s/ Kathleen K. Schoemaker

	Name:	Kathleen K. Schoemaker
	Title:	Managing Member

Address:	Domain Associates, L.L.C.
One Palmer Square
Princeton, New Jersey 08542
Attn: Kathleen K. Schoemaker
Fax No.: (609) 683-9789
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

PROQUEST INVESTMENTS III, L.P.

By:	ProQuest Associates III LLC, its General Partner

	By:	/s/ Pasquale DeAngelis

	Name:	Pasquale DeAngelis
	Title:	Managing Member

Address:	90 Nassau Street, 5th Floor
Princeton, New Jersey 08540
Fax No.: (609) 375-1047
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

WINDAMERE III, LLC

By:	/s/ Scott L. Glenn

Name:	Scott L. Glenn
Title:	Managing Member

Address:	c/o Windamere Venture Partners L.L.C.
6402 Cardeno Drive
La Jolla, California 92037
Fax No.: (858) 456-2295
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

GARNER INVESTMENTS, L.L.C.

By:	/s/ Cam L. Garner

Name:	Cam L. Garner
Title:	President

Address:	P.O. Box 675866
5949 Greensview Court
Rancho Santa Fe, California 92067
Fax No.: (858) 756-9518
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

HALE FAMILY TRUST UDT 2/10/86, David F. and Linda C. Hale, Trustees

By:	/s/ David F. Hale

Name:	David F. Hale
Title:	Trustee

Address:	2110 Rutherford Road
Carlsbad, California 92008
Fax No.: (760) 431-7917
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

By:	/s/ Cam S. Gallagher

Name:	Cam Stephen Gallagher

Address:	3888 Quarter Mile Drive
San Diego, California 92130
Fax No.: (858) 436-1601
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

JAMES C. GILSTRAP IRA

By:	/s/ James C. Gilstrap

Name:	James C. Gilstrap

Address:	5067 Shore Drive
Carlsbad, California 92008
Fax No.: (760) 431-2424

Copy to:	Daniel J. Gatto, CPA
Gatto & Pope
550 West C Street, #1700
San Diego, California 92101
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

JAMES C. GILSTRAP TRUST DATED 1/16/95

By:	/s/ James C. Gilstrap

Name: James C. Gilstrap, Trustee

Address:	5067 Shore Drive
Carlsbad, California 92008
Fax No.: (760) 431-2424

Copy to:	Daniel J. Gatto, CPA
Gatto & Pope
550 West C Street, #1700
San Diego, California 92101
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

WALTERS GROUP GENERAL PARTNERSHIP

By:	/s/ Michael E. Luce

Name: Michael E. Luce
Title: President

Address:	5500 East Flamingo Road
Las Vegas, Nevada 89122
Fax No.: (702) 450-8055
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

GRAHAM CAPITAL GROUP, LLC

By:	/s/ John Graham

Name: John Graham
Title: Manager

Address:	1505 Westlake Avenue N., Suite 320
Seattle, Washington 98109
Fax No.: (206) 284-4061
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

GRAHAM PACIFIC, INC.

By:	/s/ Ron Graham

Name: Ron Graham
Title: President

Address:	1505 Westlake Avenue N., Suite 320
Seattle, Washington 98109
Fax No.: (206) 284-4061
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

STEVEN A. LYMAN TRUST II, dated 8/27/90

By:	/s/ Steven A. Lyman

Name: Steven A. Lyman
Title: Trustee

Address:	P.O. Box 676046
Ranch Santa Fe, California 92067
Fax No.: (858) 756-7465
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

BB BIOTECH VENTURES II, L.P.

By:	Its General Partner, BB BIOTECH VENTURES GP (Guernsey) Limited

By:	/s/ Christopher Cochrane

Name: Christopher Cochrane
Title: Director

Address:	Trafalgar Court
Les Banques
St Peter Port
Guernsey
Channel Islands
GY1 3QL
Contact :C W Cochrane/P Mahieux
Fax 00 44 1481 745074
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

CDIB BIOSCIENCE VENTURES I, INC.

By:	/s/ Benny Hu

Name: Benny Hu
Title: Chairman

Address:	c/o CDIB BioScience Venture Management
9F-1, No. 205, Sec 3, Beisin Road
Sindian City, Taipei County 231, Taiwan
Attn: Karen Huang
Phone No.: 886-02-8913-1956
Fax Nos.: 886-02-8913-1955 / 886-02-8913- 1726
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

EPSTEIN FAMILY TRUST DATED 4/14/93

By:	/s/ Dan Epstein

Name: Dan Epstein
Title: Trustee

Address:	c/o Con Am
3990 Ruffin Road, Suite 100
San Diego, California 92123
Fax No.: (858) 614-1874
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

By:	/s/ J. Bradley Forrester

Name: J. Bradley Forrester

Address:	c/o Con Am
3990 Ruffin Road, Suite 100
San Diego, California 92123
Fax No.: (858) 614-1874
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

STEPHEN F. GALLAGHER, TRUSTEE WITH
FIRST NATIONAL BANK, N.A., AS SUCCESSOR
TRUSTEE U/A DATED MARCH 21, 2005 AS MAY
BE AMENDED

By:	/s/ Stephen F. Gallagher

Name: Stephen F. Gallagher
Title: Trustee

Address:	3015 Fleming Road
Middletown, Ohio 45042
Phone No.: (513) 423-1064
Fax No.: (513) 422-2609
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

LYNDA GALLAGHER

By:	/s/ Lynda Gallagher

Lynda Gallagher

Address:	3015 Fleming Road
Middletown, Ohio 45042
Phone No.: (513) 423-1064
Fax No.: (513) 422-2609
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

VP COMPANY INVESTMENTS 2004, LLC

By:	/s/ David Raab

Name: David Raab
Title: Member of Management Committee

Address:	555 W. Fifth Street, Suite 800
Los Angeles, California 90013-1010
Attention: Grant Johnson
Fax No.: (213) 891-7123
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

FAYE HUNTER RUSSELL TRUST UTD 7/11/88

By:	/s/ Faye H. Russell

Name: Faye H. Russell
Title: Trustee

Address:	c/o Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Fax No.: (858) 523-5450
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

/s/ Scott N. Wolfe

Scott N. Wolfe

Address:	c/o Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Fax No.: (858) 523-5450
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

/s/ Cheston J. Larson

Cheston J. Larson

Address:	c/o Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Fax No.: (858) 523-5450
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

/s/ Adam K. Simpson

Adam K. Simpson

Address:	c/o Verus Pharmaceuticals, Inc.
12671 High Bluff Drive, Ste 200
San Diego, California 92130
Fax No.: (858) 436-1601
Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

Print Name:

Signature:

Title:

(if signing on behalf of a partnership, corporation, trust Or other entity)

Address:

Fax No.:

Cadence Pharmaceuticals, Inc.
Amended and Restated Investor Rights Agreement
Counterpart Signature Page

Schedule A
INVESTORS

	Series A-1	Series A-2	Series A-3
	Preferred	Preferred	Preferred
Investor	Stock	Stock	Stock
FRAZIER HEALTHCARE V, LP	—	—	10,000,000
VERSANT VENTURE CAPITAL II, L.P.	—	—	7,782,747
VERSANT AFFILIATES FUND II-A, L.P.	—	—	147,695
VERSANT SIDE FUND II, L.P.	—	—	69,558
TECHNOLOGY PARTNERS FUND VII, L.P.	—	—	7,520,000
TECHNOLOGY PARTNERS AFFILIATES VII, L.P.	—	—	480,000
ABBOTT INVESTMENT COMPANY, LLC	—	—	400,000
DOMAIN PARTNERS VI, L.P.	3,947,061	6,297,638	12,367,456
DP VI ASSOCIATES, L.P.	42,301	67,492	132,544
PROQUEST INVESTMENTS III, L.P.	2,393,618	3,819,080	6,000,000
WINDAMERE III, LLC	531,915	848,684	—
GARNER INVESTMENTS LLC	106,383	—	100,000
HALE FAMILY TRUST UDT 2/10/86	106,383	50,000	100,000
CAM STEPHEN GALLAGHER	106,383	20,000	10,000
JAMES C. GILSTRAP IRA	319,149	500,000	—
JAMES C. GILSTRAP TRUST DATED 1/16/95	—	—	1,000,000
WALTERS GROUP GENERAL PARTNERSHIP	319,149	500,000	1,400,000
GRAHAM PACIFIC, INC.	106,383	87,453	—
GRAHAM CAPITAL GROUP, LLC	—	—	100,000
STEVEN A. LYMAN TRUST II, DATED 8/27/90	106,383	—	150,000
BB BIOTECH VENTURES II, L.P.	—	3,000,000	4,000,000
CDIB BIOSCIENCE VENTURES I, INC.	—	2,000,000	1,800,000
EPSTEIN FAMILY TRUST DATED 4/14/93	—	250,000	150,000
J. BRADLEY FORRESTER	—	100,000	50,000
STEPHEN F. GALLAGHER, TRUSTEE WITH FIRST NATIONAL BANK, N.A., AS SUCCESSOR TRUSTEE U/A DATED MARCH 21, 2005 AS MAY BE AMENDED	—	85,000	50,000
LYNDA GALLAGHER	—	—	10,000
VP COMPANY INVESTMENTS 2004, LLC	—	25,000	25,000

	Series A-1	Series A-2	Series A-3
	Preferred	Preferred	Preferred
Investor	Stock	Stock	Stock
FAYE HUNTER RUSSELL TRUST UTD 7/11/88	—	10,000	10,000
SCOTT N. WOLFE	—	5,000	5,000
CHESTON J. LARSON	—	5,000	5,000
ADAM K. SIMPSON	—	5,000	5,000

TOTAL	8,085,108	17,675,347	53,870,000